UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a party other than the registrant	☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Section 240.14a-12
INFOUSA INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required

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The following letter was sent to infoUSA employees via email:
May 18, 2006
Dear Associates:
As a follow up to the memo dated April 17, 2006, all shareholders of IUSA stock either through our 401k Plan, our Payroll Stock Purchase Plan and/or individual stock purchase should have received the WHITE proxy voting card. If you haven’t done so already, we encourage you to make your vote count by signing and returning the proxy card or voting online at https://www.proxyvotenow.com/iusa or voting by phone at 866.818.3987. Don’t let your interests go unheard. Please vote today.
We strongly urge you to disregard the dissidents’ materials and the blue proxy card and vote FOR the incumbent infoUSA directors. Your Board of Directors also urges you to vote AGAINST shareholder proposal number 2.
If you have any questions, please feel free to call me and I will be happy to answer any questions you may have.
Thank you.
Vinod Gupta
Chairman and CEO